UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2007

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2007, we entered into an amendment to our Credit Agreement, dated June 7, 2005 (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. and the lenders that are parties to the Credit Agreement. The amendment changes the definition of “change of control” in the Credit Agreement to exclude from that definition acquisitions of stock by Red Mountain Capital Partners LLC (“Red Mountain”), JCF FPK I LP (“JCF FPK”) and their respective affiliates. The amendment was entered into in contemplation of the Shareholders’ Agreement between JCF FPK, Red Mountain Capital Partners II, L.P. and Red Mountain Capital Partners III, L.P., dated October 19, 2007 (the “Shareholders’ Agreement”), as reported on Amendment No. 3 to Schedule 13D filed with the SEC by Red Mountain on October 22, 2007 and Amendment No. 3 to Schedule 13D filed by JCF FPK, JCF Associates II-A LP, JCF Associates II-A LLC and J. Christopher Flowers on October 22, 2007. As a result of the amendment, the execution of the Shareholders’ Agreement will not constitute an event of default under the Credit Agreement.

The above summary of the amendment is qualified in its entirety by reference to the copy of the amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amendment No. 5 to the Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, effective as of October 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: October 22, 2007	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 5 to the Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, effective as of October 19, 2007